BRITISH COLUMBIA

NUMBER: **303622**

CERTIFICATE OF CHANGE OF NAME

COMPANY ACT

I Hereby Certify *that*

AUTUMN INDUSTRIES INC.

has this day changed its name to

ALTEK POWER CORPORATION

Issued *under my hand at Victoria, British Columbia on March 07, 2001*

JOHN S. POWELL
Registrar of Companies
PROVINCE OF BRITISH COLUMBIA
CANADA